                                                                   EXHIBIT 10.30

                         MANAGEMENT SERVICES AGREEMENT

                                    between

                         ARGOSY EDUCATION GROUP, INC.

                                      and

                        JOHN MARSHALL LAW SCHOOL, Inc.

                         MANAGEMENT SERVICES AGREEMENT

     THIS MANAGEMENT SERVICES AGREEMENT dated as of September 1, 1999, is entered into between ARGOSY EDUCATION GROUP, INC., an Illinois corporation (the "Manager"), and JOHN MARSHALL LAW SCHOOL, INC., a Georgia non-profit corporation ("JMLS").


                             W I T N E S S E T H:


     WHEREAS, JMLS is engaged in the business of providing legal education and related services and supplies (the "School");

     WHEREAS, JMLS desires to engage the Manager to manage the School and the Manager is willing to be so engaged to manage the School, in accordance with the terms and conditions set forth in this Agreement; and

     WHEREAS, this Agreement and an Option Agreement between Argosy Education Group, Inc. and John Marshall Law School, Inc., dated July 29, 1999, are among the conditions precedent to the Loan Agreement between Argosy Education Group, Inc. and John Marshall Law School, dated July 29, 1999.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, and in order to permit the Manager to take over the management of the School, it is hereby agreed as follows:

     1.  Definitions.
         -----------

         a. For purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Affiliate" of any Person (the "first person") shall mean (a) any Person, directly or indirectly, owning or controlling or holding power to vote ten percent (10%) or more of the outstanding voting securities of the first person,
(b) any Person, ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the first person, (c) any Person, directly or indirectly, controlling, controlled by or under common control with the first person, (d) if the Person is a partnership, any general partner of such partnership and (e) if the first person is an officer, director or general partner, any Person for which the first person acts in such capacity. As used in the definition of "Affiliate", the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Neither JMLS nor the Manager is an Affiliate of the other.

     "Agreement" shall mean this Management Services Agreement, including all Schedules hereto, as it may be amended from time to time in accordance with its terms.

     "American Bar Association Standards" (ABA standards) shall mean the Standards for the Approval of Law Schools.

     "Anniversary" shall mean, when preceded by the term "First", "Second", etc., the date which is the applicable anniversary of the Effective Date.

     "Arbitrator" shall mean any natural person who is a resident of the United States and who is not an employee or Affiliate of any of the parties hereto or of any Person which is an Affiliate of any such party. In the selection and appointment of Arbitrators the parties each agree to act in good faith to name persons with experience and expertise in the subject matter involved.

     "Budget" shall mean the budget for any Budget Period of JMLS, prepared and approved in accordance with Section 13.

     "Business Day" shall mean any day on which national banks located in Chicago, Illinois are generally open for business.

     "Effective Date" shall mean the effective date of this Agreement, set forth in the introductory paragraph of this Agreement as the date as of which this Agreement is entered into by the Manager and JMLS.

     "GAAP" shall mean U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are applicable to the circumstances as of the date of determination. For purposes of this Agreement, when GAAP permits the use of alternative accounting methods, the choice of methods acceptable under GAAP shall be applied in a manner consistent with the historic practices used by the Person to which the term applies.

     "Include" and "including" shall mean include or including, as the case may be, without any implied exclusion of other items.

     "Law" shall mean any law, statute, regulation, rule, ordinance, order, consent decree, settlement agreement or government requirement, including any ruling or requirement having the effect of law and applicable to JMLS, Manager, or their respective Affiliates issued by any federal, state or local executive, legislative or judicial body or entity.

     "Manager" shall have the meaning given to it in the preamble.

     "JMLS" shall have the meaning given to it in the preamble.

     "Person" shall mean any natural person, corporation, partnership or other business structure recognized as a separate legal entity.

     "Term" shall mean the period commencing on the Effective Date and ending on the Termination Date.

     "Termination Date" means the date on which this Agreement is terminated in accordance with its terms.

     2.  Appointment.  JMLS hereby appoints and engages the Manager as JMLS's
         -----------
sole and exclusive business manager of the School, and the Manager accepts such appointment and engagement on and subject to the terms and conditions set forth in this Agreement. Subject to the limitations and conditions set forth in this Agreement, the Manager, in such capacity, shall have the authority and responsibility to direct, supervise and manage the business operations of the School on behalf of and for the account of JMLS and to take all actions related thereto.

     3.  Facilities Provided by JMLS.  JMLS shall obtain such facilities and
         ---------------------------
shall provide such equipment and supplies as are reasonably necessary for the proper and efficient operation of the School. To the extent such facilities and/or equipment are not in place at the time this Agreement is executed and delivered, the Manager may advise JMLS of the need for same, whereupon unless objected to in writing by JMLS, the Manager will arrange for the rental of such facilities and/or the purchase or leasing of such equipment, in each case in the name of, as the obligation of and funded by, JMLS. Such facilities, equipment and supplies shall include the following:

          a.  Premises and Equipment.
              ----------------------

              i. The Manager will maintain present leases and negotiate leases or purchase contracts on behalf of and in the name of JMLS for such premises as may be determined by the Manager to be necessary for the conduct of the School. All premises used by JMLS in the conduct of the School are collectively referred to herein as the "Premises".

              ii. JMLS will make available for the Manager's use in connection with the performance of the management services being provided hereunder equipment, furniture and furnishings as are reasonably determined by the Manager from time to time to be necessary for the operation of the School. At the expense of JMLS, the Manager shall cause to be maintained such equipment in good condition and repair, reasonable wear and tear excepted, and shall cause to be refurbished or replaced the same as it becomes worn out or obsolete. The Manager shall have no title in the equipment made available by JMLS hereunder; provided however with the consent of JMLS, the Manager may from time to time take title to any newly acquired equipment and lease such equipment to JMLS on terms that are customary in the marketplace for similar leases or on terms otherwise reasonably acceptable to JMLS. All of such equipment, furniture and furnishings are collectively referred to as the "Equipment".

              iii. This paragraph shall not be construed to effect the purchase or lease of equipment in the academic program, specifically including computers and peripherals used for students and faculty. Such leases and purchases shall be made part of the Academic Support Budget.

          b.  Supplies.  JMLS will provide all office and other supplies
              --------
reasonably required for the operation of the School. The Manager will have the authorization to order and/or purchase, in the name of JMLS, all such supplies.

     4.  Manager's Basic Duties.  Consistent with ABA Standard 204, the manager
         ----------------------
shall perform the following duties: supervise and direct the general financial operations of the School; develop practices and structures with respect to the implementation of new features and educational programs to the extent that the financial obligations and resources of JMLS permit; develop a marketing program for the purpose of creating an increased awareness of the School and its program; stimulate the general business of the School; employ at the expense of JMLS such personnel for the financial operation of the School as may be reasonably considered required by the Manager; collect income; at the expense of JMLS, cause the furniture, furnishings and equipment to be kept in good repair; at the expense of JMLS, arrange for necessary replacements, improvements and changes in the furniture, furnishings and equipment; supervise the placing of insurance on the operations of the School and its assets against all risks usually covered in the case of similarly situated businesses; and perform all other acts necessary or desirable in the operation of the School consistent with ABA Standards.

     5.  Expenses.  All staff and administrative personnel employed to perform
         --------
services at the JMLS facilities, other than employees of the Manager who may visit the facilities of JMLS from time to time to provide assistance and other than employees of the Manager who the Manager may, in its sole discretion, locate at JMLS facilities, shall be the employees or independent contractors of JMLS but shall be supervised and/or directed by the Manager. The Manager shall make all hiring and termination decisions, establish and pay (from JMLS's funds) all wages, salaries and compensation, determine staffing levels, individual work hours, personnel policies and employee benefit programs for all of the JMLS personnel engaged in providing services for the School, as determined by the Manager to be competitive with comparable and/or nearby businesses. All academic personnel shall be selected, retained, promoted and terminated in accordance with Chapter 4 of the ABA Standards and Standard 204 and the Faculty Policies as approved by the Board of Trustees. Academic personnel shall include all tenure tract faculty, instructors whether or not on tenure tract, and library professionals. JMLS shall enter into an Employment Agreement with Robert J. D'Agostino, in substantially the form attached hereto as Exhibit "A." Robert J. D'Agostino shall have discretion in choosing his administrative assistant, who is currently Michael Owens.

     6.  Billing and Collection.  The Manager shall provide such billing and
         ----------------------
collection services as are determined by the Manager to be reasonably necessary to attempt to collect in a timely manner all charges resulting from

JMLS provision of legal education and related services, and supplies to students in connection with the operation of the School.

     7.   Expenditures by Manager.  The Manager shall have the power and
          -----------------------
authority to make all contracts and disbursements necessary to carry out the duties conferred and imposed upon it by this Agreement, including, but not limited to, the authority to pay for all salaries, operating expenses, management expenses, maintenance and insurance. The Manager may, in the name and at the expense of JMLS, institute any legal or equitable action or proceeding for the collection of outstanding invoices fees, and/or other income owing to the School. The Manager shall pay such expenses from the funds of JMLS, or to the extent paid directly by the Manager, shall be entitled to prompt reimbursement by JMLS for any and all such expenditures, provided that the Manager shall bear the cost of its own overhead and the salaries of its own officers and employees.

     8.   Bank Accounts.
          -------------

          a. JMLS shall establish or shall authorize the Manager to establish segregated bank accounts at a banking institution or banking institutions selected by the Manager (but consented to by JMLS, such consent not to be unreasonably withheld). JMLS shall provide the Manager with control and signature authority with respect to all such bank accounts for purposes of enabling the Manager to carry out its duties hereunder. During the Term of this Agreement, JMLS will not withdraw any funds from such accounts or issue any checks against such accounts without first notifying the Manager of its desire to do so and obtaining written approval from the Manager to do so. In the event that there are any shortfall in funds necessary to pay the expenses of the operation of the School (including the Manager's compensation), the Manager will so notify JMLS and JMLS will deposit or cause to be deposited into the appropriate bank account or bank accounts the funds necessary to fund such shortfall.

          b. At the commencement of this relationship, JMLS shall advise the Manager as to the initial amounts deposited into each such bank account and the Manager shall be entitled to take such reasonable action to verify such opening balances. There shall be no outstanding checks drawn against such accounts at the time this relationship commences.

     9.   Financial Aid.  The Manager shall provide consulting services to
          -------------
JMLS's administrative staff and students of the School to the extent that they interact with federal student aid organizations. Such services may also include processing applications for federal student loans, reports on approval and status of such loans and internal audits of JMLS records to assist JMLS in remaining in compliance with federal regulations.

     10.  Attorney-in-Fact.  JMLS hereby appoints the Manager its true and
          ----------------
lawful attorney-in-fact to take the following actions for and on behalf of and in the name of JMLS:

          a. bill and collect all charges resulting from JMLS provision of legal educational services and supplies to students in connection with the operation of the School;

          b. take possession of and endorse in the name of JMLS all cash, notes, checks, money orders, insurance payments and any other instruments received as payment of accounts receivable;

          c. deposit all such collections directly into a JMLS account or accounts with a banking institution selected by the Manager, with the consent of JMLS, and to make withdrawals from such JMLS account(s); and

          d. place accounts for collection, settle and compromise claims, and institute legal action for the recovery of accounts, provided, however, that the decision to take such steps shall be subject to the prior approval of, or policies developed by, JMLS.

     11.  Bookkeeping and Accounting Services. The Manager shall perform all
          -----------------------------------
bookkeeping and accounting services required for the operation of the School, including the maintenance, custody and supervision of the School's business records, ledgers and reports; the establishment, administration and implementation of accounting procedures, controls and systems; the preparation of the financial and management reports referenced in Section 12; implementation and management of computer-based management information systems; and implementation and management of records retrieval and confidentiality systems.

     12.  Financial and Management Reports.  The Manager shall prepare and
          --------------------------------
furnish to JMLS the following reports:

          a. Monthly and annual balance sheets and income statements for JMLS. All such statements shall be prepared on an accrual basis of accounting in accordance with GAAP, with such exceptions thereto as are determined by the Manager to be advisable; and

          b. Any additional financial and management reports and information that the Manager determines would assist JMLS in evaluating its productivity and services.

The tax returns of JMLS for any period shall be the responsibility of JMLS, although the Manager will reasonably cooperate with the person preparing such returns.


     13.  Budgeting.
          ---------

     The duties of the Manager hereunder include participating in the overall financial planning for the School, and assisting JMLS in making business and financial decisions with respect to the School. As part of that responsibility, the Manager shall provide technical support and guidance in the preparation of budgets. JMLS shall have initial responsibility to prepare the law school's budget in conformity with the ABA Standards, specifically standards 209 and 602.

     14.  School Operating Plan.
          ---------------------

          Within ninety (90) days of the Effective Date of the Agreement, and every three (3) years thereafter, JMLS and the Manager will develop and adopt a business operating plan (the "School Operating Plan"). JMLS and the Manager each agree to cooperate and work together to implement the School Operating Plan in accordance with the timetable specified therein, with such amendments and modifications thereto as are deemed appropriate by the parties from time to time. It is anticipated that the School Operating Plan will be consistent with the School's mission of offering tuition below the price of competing private schools, emphasizing first year writing courses, developing a third year program oriented to practical training and maintaining a first-class teaching faculty.

     15.  Manager's Compensation.
          ----------------------

          a. The Manager shall be compensated at the rate of twenty percent (20%) of the net revenues from the School. Such compensation shall be paid on the 15th day of each month on the basis of the net revenues during the preceding month (the "Monthly Fee"). The term "net revenues" as used in this Agreement includes all revenue of JMLS, on an accrual basis, from all sources (other than donations, grants, sums from sale of capital assets and from sums, including tuition, due for services rendered prior to September 1, 1999), less discounts and allowances not otherwise already deducted from such revenues. For the purpose of calculating the Manager's compensation, funds used to make payments on the Bank Loan and the Eisenstein Loan (as defined herein) will be excluded from the calculation of net revenues regardless of the source of such funds.
All computations of net revenues shall be made on an accrual basis in accordance with GAAP.

          b. JMLS currently has a loan with First Citizens/The Bank in the principal amount of $196,000 (the "Bank Loan") and a loan with Bernie Eisenstein in the principal amount of $170,000 (the "Eisenstein Loan") which shall be paid in accordance with (S)15(a) and the Loan Agreement. If, in any month, JMLS has insufficient cash to pay the current monthly payment due on the Bank Loan or the Eisenstein Loan, Manager agrees to defer and accrue its Monthly Fee, in full or in part, as necessary to make the then current payments on the Bank Loan and Eisenstein Loan. The Manager may also defer and accrue it's Monthly Fee to the extent necessary to make any monthly payments due in JMLS's ordinary course of business. Any Monthly Fees accrued pursuant to this subsection (b) during the course of any fiscal year shall be paid in full out of the first available net cash, after current payments due on the Bank Loan and the Eisenstein Loan, but in no event later than sixty (60) days after the end of the School's fiscal year, unless otherwise agreed by the Manager in writing.

     15.  Insurance.
          ---------

          The Manager shall be responsible for procuring and maintaining insurance for the benefit of the School at the expense of JMLS and shall name the Manager as an additional insured under all such insurance. Such insurance shall include all insurance customarily maintained by businesses similarly situated including without limitation the following:

          a. Comprehensive general liability insurance and fidelity bonds (if determined by the Manager to be necessary) in amounts and with coverages approved by the parties;

          b. Property insurance covering the premises, equipment and supplies used in the conduct of the School, in an amount and with coverages approved by the parties. The Manager may procure and maintain any insurance required of it by this Agreement through any program of self-insurance that complies with normal actuarial standards or through an Affiliate acting in the capacity as agent or insurance company, including off-shore captive insurance companies, in amounts not less than those approved by the parties; and

          c. Such other insurance coverage as is determined by the parties to be advisable and the cost of which is included in the applicable Budget.

     16.  Additional Covenants and Board Resolution.
          -----------------------------------------

          a. During the Term, JMLS agrees that it will not, without the prior written consent of the Manager, (i) merge, consolidate, or acquire all or any substantial portion of the assets or capital stock of any Person, (ii) sell, lease, transfer or otherwise dispose of any of its assets, other than assets sold in the ordinary course of its business, or (iii) dissolve JMLS.

          b. Prior to the execution of this Agreement, the Board of Trustees of JMLS shall have executed a resolution, substantially in the form attached hereto as Exhibit B.

     17.  Events of Default.
          -----------------

     The following events shall each be a Default under this Agreement:

          a. If either party fails to perform in any material respect any material obligation required of it hereunder, and such default continues for 90 days after the giving of written notice by the non-defaulting party, specifying the nature and extent of such default; provided, however, that if such default is not cured within 90 days, but is capable of being cured within a reasonable period of time in excess of 90 days, then a Default shall not occur if the defaulting party commences the cure of such default within the first 90-day period and thereafter diligently and in good faith continues to cure such default until completion.

          b. If either party (i) applies for or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, files a voluntary petition in bankruptcy or consents to an involuntary petition, makes a general assignment for the benefit of its creditors, files a petition or answer seeking reorganization or arrangement with its creditors, or admits in writing its inability to pay its debts when due, or (ii) suffers any order, judgment or decree to be entered by any court of competent jurisdiction, adjudicating such party bankrupt or approving a petition seeking its reorganization or the appointment of a receiver, trustee or liquidator of such party or of all or a substantial part of its assets, and such order, judgment or decree continues unstayed and in effect for 90 days after its entry, then the other party shall be entitled to terminate this Agreement by delivering written notice of termination to such party.

     18.  Remedies Upon Default.
          ---------------------

          a. If JMLS shall Default under this Agreement and such Default is not cured by JMLS as provided in Section 18, then at the option of the Manager, the Manager shall be entitled to terminate this Agreement.

          b. In the event that the Manager shall Default under this Agreement and such Default shall not be cured as provided in Section 18, then at the option of JMLS, JMLS shall be entitled to terminate this Agreement.

     19.  Term.  This Agreement shall commence on the Effective Date and, unless
          ----
earlier terminated pursuant to the terms hereof, shall expire on the tenth anniversary of the Effective Date. Except for termination upon Default as described in Section 18 or termination upon expiration of the Term, this Agreement shall not be terminated by either party for any reason whatsoever.

     20.  Effect of Termination.  Notwithstanding any other provisions of this
          ---------------------
Agreement, following the termination of this Agreement, this Agreement shall remain in full force and effect with respect to events, actions, omissions or occurrences which occurred prior to the termination of this Agreement. The provisions of Sections 15, 19, 22-25, and of this Section, shall survive any such termination and shall not expire.

     21.  Indemnification.  JMLS shall indemnify and hold harmless the Manager
          ---------------
from damages for injuries to persons or property resulting from any cause whatsoever in connection with the operation of the School, and at its own cost and expense, to defend any action or proceeding against the Manager arising therefrom, except as to circumstances where such damages are a direct result of the negligence or malfeasance of the Manager or principally a result of the failure of the Manager to fully and faithfully perform its duties hereunder. This indemnification shall include, but not be limited to, all costs in defending against the suit, attorneys' fees and any eventual settlement or judgment amount, plus interest.

     22.  Governing Law.  This Agreement shall be construed, interpreted and
          -------------
applied in accordance with the laws of the State of Illinois.

     23.  Dispute Resolution.
          ------------------

          a. The parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for action seeking temporary restraining order or injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process, the parties agree to use the following alternative dispute resolution procedure as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

          b. At the written request of a party, each party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The parties intend that these negotiations be conducted by non-lawyer, business representatives. The location, format, frequency, duration and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in arbitration or lawsuit.

          c. If the negotiations do not resolve the disputes within sixty (60) days of the initial written request, the disputes shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A party may demand such arbitration in accordance with the procedures set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this section. Each party may submit in writing to a party, and that party shall so respond, to a maximum of any combination of thirty-five (none of which may have subparts) of the following: interrogatories, demands to produce documents, and requests for admission. Each party is also entitled to take the oral deposition of one individual of another party. Additional discovery may be permitted upon mutual agreement of the parties. The arbitration hearing shall commence within sixty (60) days of the demand for arbitration. The arbitration shall be held in Chicago, Illinois. The arbitrator shall control the scheduling so as to process the matter expeditiously. The parties may submit written briefs. The arbitrator shall rule on the dispute by issuing a written opinion within thirty days after the close of the hearings. The times specified in this section may be extended upon mutual agreement of the parties or by the arbitrator upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

          d. Each party shall bear its own costs of these procedures. A party seeking discovery shall reimburse the responding party for the costs of production of documents (to include search time and reproduction costs). The parties shall equally split the fees of the arbitration and the arbitrator.

     24.  Confidential Information and Records.
          ------------------------------------

          a. JMLS and the Manager agree that each will acquire certain information and materials that are the confidential and proprietary information of the others (the "Confidential Information"). JMLS and the Manager each agree not to disclose or use the Confidential Information of the other except in the performance of this Agreement or with the prior, express, written consent of the other. JMLS and the Manager each agree to take all actions reasonably necessary and satisfactory to the other to protect the confidentiality of the Confidential Information of the other. JMLS and the Manager each shall assume that all information and materials exchanged are Confidential Information except that the following shall not be considered Confidential Information:

          (1) Information known to the disclosee prior to the date the parties first contacted each other.

          (2) Information in the public domain, through no act or omission of the party to this Agreement is required to keep such information confidential.

          (3) Information received from a third party with a legal or contractual right to disclose such information.

          (4) Information independently developed by the disclosee without reference to the Confidential Information.

          (5) Information disclosed without restriction pursuant to judicial action or government regulation; provided, the party proposing to disclose or use such Confidential Information has notified the other party prior to such disclosure and reasonably cooperates with the others in the event the other party chooses to legally contest and avoid such disclosure.

          b. All business records, information, software and systems of the Manager relating to the provision of its services under this Agreement shall remain the property of the Manager, and may be removed by the Manager from supporting the School upon any termination of this Agreement; provided, however, that JMLS shall be entitled upon reasonable written request, to access such records and make copies or extracts thereof to the extent necessary to prosecute or defend against any tax or other liabilities imposed on JMLS by any governmental authority or other party.

          c. Student data in usable form and student records shall remain the property of JMLS and shall be delivered by the Manager to JMLS, upon request, following any termination of this Agreement.

          d. Except as otherwise provided in this Agreement, the parties shall safeguard all records maintained by them pursuant to this Agreement for a period of time specified by the parties (no less than three years) from the date of the last activity recorded in such records and, prior to destruction of any such records, shall give the other party notice of such destruction and, if the other party so elects and applicable Law so permits, shall deliver such records to the other party in lieu of destroying them.

     25.  Assignment.  The Manager shall have the right to assign, transfer,
          ----------
sell or pledge its rights hereunder to any Affiliate of the Manager. JMLS shall not have the right to assign its rights and obligations hereunder without the prior written consent of the Manager. This Agreement shall be binding upon and inure to the bereft of the parties hereto and their respective heirs, personal representatives, and permitted successors and assigns.

     26.  Enforcement Rights.  JMLS acknowledges that both JMLS and the Manager
          ------------------
will be directly or indirectly affected by the enforcement of JMLS's rights against third parties, and that the Manager may need from time to time to take legal action against third parties to enforce the rights of JMLS. Therefore, JMLS hereby appoints the Manager its true and lawful attorney-in-fact to enforce an any all rights of JMLS, other than any rights JMLS may have against the Manager, to the extent not contrary to applicable Law.

     27.  Miscellaneous.
          -------------

          a.  Amendment.  This Agreement may be amended, modified or
              ---------
supplemented but only in writing signed by each of the parties hereto.

          b.  Notices.  Any notice, request, instruction or other document to be
              -------
given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person or by U.S. mail, certified or registered mail, return receipt requested, postage prepaid, or (ii) on the date of acknowledgment of receipt if sent by facsimile or other wire transmission or by overnight courier.

If to JMLS, addressed as follows:

                              John Marshall Law School, Inc.
                              1422 West Peachtree St., N.W.
                              Atlanta, Georgia 30309
                              Attn:  Robert J. D'Agostino

If to the Manager, addressed as follows:

                              Argosy Education Group, Inc.
                              20 South Clark Street
                              Chicago, Illinois 60603
                              Attn: Harold J. O'Donnell, Ph.D.



or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

          c.  Waivers.  The failure of a party hereto at any time or times to
              -------
require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term.

          d.  Counterparts.  This Agreement may be executed simultaneously in
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          e.  Headings.  The headings preceding the text of Sections of this
              --------
Agreement are for convenience only and shall not be deemed part of this Agreement.

          f.  Further Assurances.  Each party will, at the reasonable request of
              ------------------
any other party hereto, execute and deliver to such other party all such further instruments, assignments, assurances and other documents, and take such actions as such other party may reasonably request in connection with the carrying out of this Agreement.

          g.  Remedies Cumulative.  No remedy set forth in this Agreement or
              -------------------
otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

          h.  Construction.  The language in all parts of this Agreement shall
              ------------
be construed, in all cases, according to its fair meaning. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

          i.  Authorized Persons.  Whenever any consent, approval or
              ------------------
determination of a party is required pursuant to this Agreement, such consent, approval or determination shall be rendered on behalf of the party by the person or persons duly authorized to do so, which the other party shall be justified in assuming means any officer of the party rendering such consent, approval or determination, or such party's board of directors.

          j.  Severability.  If any provision of this Agreement is or becomes
              ------------
invalid. illegal or unenforceable in any respect, the validity, legally and enforceability of the remaining provisions contained herein shall not be affected thereby.

          k.  Entire Understanding.  This Agreement, the Loan Agreement the
              --------------------
Option Agreement and the other agreements between the parties expressly contemplated hereby and thereby set forth the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby and thereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof and thereof and is not intended to confer upon any other person any rights or remedies hereunder or thereunder. There have been no representations or statements, oral or written, that have been relied on by any party hereto, except those expressly set forth in this Agreement, the Loan Agreement, the Option Agreement and such other agreements.

l.  Binding Effect.  The provisions of this Agreement shall be binding upon and
    --------------
inure to the benefit of both parties and their respective legal representatives, successors and permitted assigns.


IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ARGOSY EDUCATION GROUP, INC.

By:__________________________

Title:_______________________________



JOHN MARSHALL LAW SCHOOL, INC.

By:________________________________

Title:_______________________________


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